Exhibit 99.1

Mirum Pharmaceuticals Announces Additional Private Placement Financing with TCGx

FOSTER CITY, Calif. — December 19, 2025 — Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM), a leading rare disease company, today announced that it has entered into a subscription agreement with entities associated with TCGX, an institutional investor, for a private placement of 1,000,000 shares of its common stock (the “Common Stock”). The Common Stock issued to the private placement investors at closing will be priced at $68.48 per share for approximately $68.5 million in gross proceeds.

The proceeds from the private placement, together with Mirum’s $200 million private placement announced earlier this month, are intended to fund clinical development and commercial activities following the previously announced proposed acquisition of Bluejay Therapeutics (“Bluejay”), a privately held biotechnology company focused on viral and liver diseases. Both private placements are expected to close concurrently with the proposed acquisition with Bluejay, anticipated in the first quarter of 2026, subject to regulatory approval and other customary closing conditions.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Concurrently with the execution of the subscription agreement, Mirum and the investors entered into a registration rights agreement, which agreement will become effective upon the closing of the private placement, pursuant to which Mirum has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of Common Stock sold in the private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Mirum Pharmaceuticals, Inc.

Mirum Pharmaceuticals (NASDAQ: MIRM) is a leading rare disease company with a global footprint of approved products and a broad pipeline of investigational medicines. Purpose-built to bring forward breakthrough medicines for people with overlooked conditions, Mirum combines deep expertise with strong connections to the rare disease community. The company’s commercial portfolio includes LIVMARLI® (maralixibat) for Alagille syndrome (ALGS) and progressive familial intrahepatic cholestasis (PFIC), CHOLBAM® (cholic acid) for bile-acid synthesis disorders, and CTEXLI® (chenodiol) for cerebrotendinous xanthomatosis (CTX). Mirum’s clinical-stage pipeline includes volixibat, an IBAT inhibitor in late-stage development for primary sclerosing cholangitis (PSC) and primary biliary cholangitis (PBC), and MRM-3379, a PDE4D inhibitor being evaluated for Fragile X syndrome (FXS). Mirum’s success is driven by a team dedicated to advancing high impact medicines through strategic development, disciplined execution and purposeful collaboration across the rare disease ecosystem. Learn more at www.mirumpharma.com and follow Mirum on Facebook, LinkedIn, Instagram and X.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the closing of the proposed acquisition, including the anticipated receipt of regulatory approval and the satisfaction or waiver, as applicable, of customary closing conditions; the anticipated occurrence, manner and timing of the closing of the private placement; the gross proceeds expected to result from the private placement; the anticipated use of proceeds from the private placement; and statements about Mirum’s future financial performance. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “expected,” “will,” “could,” “would,” “potential,” “continue,” “plans,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties inherent with the acquisition of companies, including the potential risks that regulatory approval will not be timely received (if at all) and the satisfaction or waiver, as applicable, of closing conditions; the risks and uncertainties inherent with private placements, including the successful and timely completion of the private placement; the risks and uncertainties associated with Mirum’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in Mirum’s Annual Report for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 26, 2025, and subsequent filings with the Securities and Exchange Commission, which are available at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

Andrew McKibben

ir@mirumpharma.com

Media Contact:

Meredith Kiernan

media@mirumpharma.com

Source: Mirum Pharmaceuticals, Inc.